Exhibit 99.1

Dr. Marion B. Lyver, (MD, FRCPC, FCFPC, Dip. ABEM, CPHIMS-CA)
Reputed industry leader joins Kallo Inc. as CMO
NEW YORK, NY – November 20, Kallo Inc. (OTC QB: KALO) the Chairman and CEO of Kallo Inc. Mr. John Cecil today announced that Dr. Marion Lyver is joining Kallo Inc as Chief Medical Officer effective December 01, 2014. "Dr. Lyver is an emergency medicine specialist physician in the US and Canada, a seasoned healthcare / eHealth consultant and a Certified Professional in Healthcare Information and Management Systems (CPHIMS-CA – through COACH Canada and HIMSS US). She is an Associate Clinical Professor and PT Faculty member in the Department of Family Medicine at McMaster University and has a cross-faculty appointment with the Master's in eHealth program at McMaster. She earned her Bachelor of Science degree and her MD from Memorial University of Newfoundland and subsequent specialty certifications in Ontario and the US." Said Mr. Cecil
"Her clinical experience spans 20 years in rural, community, tertiary and academic hospitals as well as part-time stints in primary care office practice.   Key health sectors for Dr. Lyver's consulting work include primary care, emergency care (hospital, pre-hospital and urgent care), acute care (e.g. medical, surgical, pediatric, mental health) and ambulatory care, where she provides her significant expertise as a subject matter expert/lead (clinical and health informatics), strategic advisor, senior facilitator and stakeholder engagement/consultation lead for innovative healthcare and digital health solutions and systems.
Dr. Lyver is a well-respected and sought after physician and medical informatics expert. She has worked on a variety of successful projects for organizations such as Canada Health Infoway, the Canadian Institute for Health Information, Ontario Ministry of Health (MOHLTC), eHealth Ontario and for many national and international private sector firms. She is also an appointed or elected member of working groups or committees with several international organizations including ISO TC215 (health informatics standards), IHTSDO (clinical terminology) and the Royal College of Physicians & Surgeons (Canada) (Innovation & Technology sub-committee) and has served on the Board of COACH (Canada's Health Informatics association) and Canada Health Infoway's standards governance committees. We are proud to have her on our team, and as Chief Medical Office of Kallo Inc., Dr. Lyver will leverage and apply her considerable experience as well as her unfailing humor, passion and commitment to develop and implement The Global Response Centre including the Clinical Command Center, Kallo's clinical transformation team and provide clinical oversight of Kallo's international MobileCareTM, RuralCareTM, hospital and pre-hospital programs and services." Mr. Cecil concluded.

About Kallo Inc.
Kallo offers a comprehensive healthcare delivery program dedicated to providing the most technologically advanced, innovative healthcare solution that is customized to the requirements of each country, including effective infectious disease management and customized Education and Training programs. The company's technology suite transforms healthcare delivery via rural healthcare, disease management, clinical globalization and eHealth solutions. For more information on Kallo and ongoing business developments, please visit www.kalloinc.ca

Notice regarding Forward-looking statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements that include the words "believes", "expects", "anticipate" or similar expressions. Such forward looking-statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to differ materially from those expressed or implied by such forward-looking statements. In addition, description of anyone's past success, either financial or strategic, is no guarantee of future success. This news release speaks as of the date first set forth above and the company assumes no responsibility to update the information included herein for events occurring after the date hereof.

CONTACT:        Media Contact:
John Cecil; Vince Leitao
416 246 9997
http://www.kalloinc.ca//